UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2020

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-235313	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 17, 2020, HighPeak Energy, Inc. (the “Company”) entered into a senior secured revolving credit agreement (the “Revolving Credit Agreement”) among the Company, as borrower, Fifth Third Bank, National Association (“Fifth Third”), as administrative agent, and the lenders from time to time party thereto. The Revolving Credit Agreement has a maturity of three and one-half years from the closing date of the Revolving Credit Agreement.

The Revolving Credit Agreement provides a borrowing capacity equal to the lowest of (i) the borrowing base (which currently stands at $40.0 million), (ii) the aggregate elected commitments (which currently stand at $20.0 million) and (iii) $500.0 million. The borrowing base is scheduled to be redetermined semiannually each April 1 and October 1 of each calendar year, commencing on or about April 1, 2021, and is subject to additional adjustments from time to time, including for asset sales, elimination or reduction of hedge positions and incurrence of other debt. Additionally, each of the Company and the administrative agent may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the administrative agent in its sole discretion and consistent with its oil and gas lending criteria at the time of the relevant redetermination, subject to lender approval. The Company may also request the issuance of letters of credit under the Revolving Credit Agreement in an aggregate amount up to the greater of (i) $5.0 million and (ii) 5.0% of the borrowing base then in effect, which amount reduces the amount of available borrowings under the borrowing base in the amount of such issued and outstanding letters of credit. The amount the Company is able to borrow under the Revolving Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing and other provisions of the Revolving Credit Agreement.

As of the closing date of the Revolving Credit Agreement, the Company does not have any borrowings or letters of credit outstanding under the Revolving Credit Agreement, resulting in availability of approximately $20.0 million.

Borrowings under the Revolving Credit Agreement may be made in Eurodollars or at the alternate base rate. Eurodollar loans bear interest at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Revolving Credit Agreement) plus an applicable margin ranging from 3.25% to 4.25%, depending on the percentage of the borrowing base utilized. Alternate base rate loans bear interest at a rate per annum equal to the greater of (i) the prime rate of Fifth Third, (ii) the federal funds effective rate plus 0.50% and (iii) the Adjusted LIBO Rate plus 1.0%, plus an applicable margin ranging from 2.25% to 3.25%, depending on the percentage of the borrowing base utilized. The Revolving Credit Agreement also provides for a commitment fee equal to 0.50%. To the extent that a payment default exists and is continuing, at the election of the Required Lenders (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement, all amounts outstanding under the Revolving Credit Agreement will bear interest at 2.00% per annum above the rate and margin otherwise applicable thereto. The Company is able to repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

The Revolving Credit Agreement is guaranteed by the Company and its restricted subsidiaries and is secured by a first lien security interest in substantially all assets of the Company and its restricted subsidiaries.

The Revolving Credit Agreement also contains certain financial covenants, including the maintenance of the following financial ratios: (i) a maximum ratio of total debt to EBITDAX (to be calculated on a building annualized basis for the first four full fiscal quarters after closing) of not more than 3.0 to 1.0 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2021), and (ii) a minimum current ratio (based on the ratio of current assets to current liabilities) of not less than 1.0 to 1.0 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2021), provided that unused availability under the Revolving Credit Agreement credited to current assets shall be limited to $10.0 million.

The Company has limited equity cure rights for a breach of the above-listed financial covenants. Additionally, the Revolving Credit Agreement contains additional restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, incur additional liens, make investments and loans, enter into mergers and acquisitions, make or declare dividends and other payments, enter into certain hedging transactions, sell assets and engage in transactions with affiliates. The Revolving Credit Facility contains customary mandatory prepayments, including a monthly mandatory prepayment if the Consolidated Cash Balance (as defined in the Revolving Credit Agreement) is in excess of $20.0 million. In addition, the Revolving Credit Agreement is subject to customary events of default, including a change in control. If an event of default occurs and is continuing, the administrative agent or the majority may accelerate any amounts outstanding and terminate lender commitments.

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The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description of Exhibit
10.1#	Credit Agreement, dated as of December 17, 2020, among HighPeak Energy, Inc., as Borrower, Fifth Third Bank, National Association, as administrative agent, and the Lenders party thereto.

#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: December 18, 2020	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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